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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-8) pertaining to the Letter Agreement dated August 26, 1996, as amended, between Arcadia Financial Ltd. (formerly Olympic Financial Ltd.) and Warren Kantor, and to the incorporation by reference therein of our report dated January 21, 1997, with respect to the consolidated financial statements of Olympic Financial Ltd., included in its Annual Report (Form 10-K) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.


                                             /s/ERNST & YOUNG LLP

Minneapolis, Minnesota
June 9, 1997